EXHIBIT 99.1
FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.
WASHINGTON DEPARTMENT OF FINANCIAL INSTITUTIONS
OLYMPIA, WA

) )
In the Matter of	)	STIPULATION AND CONSENT
	)	TO THE ISSUANCE
WESTSOUND BANK	)	OF AN ORDER
BREMERTON, WASHINGTON	)	TO CEASE AND DESIST
)
(INSURED STATE NONMEMBER BANK))		Docket No. FDIC-08-038b
)
)

     Subject to the acceptance of this STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST (“CONSENT AGREEMENT”) by the Federal Deposit Insurance Corporation (“FDIC”) and the Washington Department of Financial Institutions (“WDFI”), it is hereby stipulated and agreed by and between a representative of the Legal Division of FDIC, the WDFI, and Westsound Bank, Bremerton, Washington (“Bank”), as follows:
     1. The Bank has been advised of its right to receive a NOTICE OF CHARGES AND OF HEARING (“NOTICE”) detailing the unsafe or unsound banking practices and violations of law alleged to have been committed by the Bank and of its right to a public hearing on the alleged charges under section 8(b)(1) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b)(1), and the Revised Code of Washington, Anno. § 30.04.450 (“RCW”), and has waived those rights.
     2. The Bank, solely for the purpose of this proceeding and without admitting or denying any of the alleged charges of unsafe or unsound banking practices and any violations of law, hereby consents and agrees to the issuance of an ORDER TO CEASE AND DESIST

(“ORDER”) by the FDIC and the WDFI. The Bank further stipulates and agrees that such ORDER will be deemed to be an order which has become final under the Act and the RCW and that said ORDER shall become effective upon its issuance by the FDIC and the WDFI, and fully enforceable by the FDIC and the WDFI pursuant to the provisions of the Act and the RCW.
     3. In the event the FDIC and the WDFI accept the CONSENT AGREEMENT and issues the ORDER, it is agreed that no action to enforce said ORDER in the United States District Court will be taken by the FDIC, and no action to enforce said ORDER in Stat Superior Court will be taken by the WDFI, unless the Bank or any institution-affiliated party, as such term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), has violated or is about to violate any provision of the ORDER.
     4. The Bank hereby waives:
          (a) The receipt of a NOTICE;
          (b) All defenses in this proceeding;
          (c) A public hearing for the purpose of taking evidence on such alleged charges;
          (d) The filing of Proposed Findings of Fact and Conclusions of Law;
          (e) A recommended decision of an Administrative Law Judge; and
          (f) Exceptions and briefs with respect to such recommended decision.

Dated: March 10, 2008

FEDERAL DEPOSIT INSURANCE CORPORATION, LEGAL DIVISION	WESTSOUND BANK BREMERTON, WASHINGTON
BY:	BY:
/s/ Elaine A. Laye	/s/ Richard N. Cristopherson

Elaine A. Laye	Richard N. Christopherson
Senior Regional Attorney

WASHINGTON DEPARTMENT OF
FINANCIAL INSTITUTIONS
BY:
/s/ Brad Williamson	/s/ Donald F. Cox

Brad Williamson	Donald F. Cox
Director of Banks
/s/ James H. Lamb

James H. Lamb

/s/ Brian B. McLellan

Brian B. McLellan

/s/ Dean Reynolds

Dean Reynolds

/s/ Donald H. Tucker

Donald H. Tucker

/s/ Louis J. Weir

Louis J. Weir

/s/ Larry C. Westfall

Larry C. Westfall

Comprising the Board of Directors of Westsound Bank, Bremerton, Washington

FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.
WASHINGTON DEPARTMENT OF FINANCIAL INSTITUTIONS
OLYMPIA, WA

)
)
In the Matter of	) )	ORDER TO CEASE AND DESIST
WESTSOUND BANK	)
BREMERTON, WASHINGTON	)
	)	Docket No. FDIC-08-038b
(INSURED STATE NONMEMBER BANK))
)
)

     Westsound Bank, Bremerton, Washington (“Bank”), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices and violations of law and/or regulations alleged to have been committed by the Bank and of its right to a hearing on the alleged charges under section 8(b)(1) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b)(1), and the Revised Code of Washington, Anno. § 30.04.450 (“RCW”), and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST (“CONSENT AGREEMENT”) with counsel for the Federal Deposit Insurance Corporation (“FDIC”), dated March 10, 2008, and with counsel for the Washington Department of Financial Institutions (“WDFI”), dated March 10, 2008, whereby solely for the purpose of this proceeding and without admitting or denying the alleged charges of unsafe or unsound banking practices and violations of law and/or regulations, the Bank consented to the issuance of an ORDER TO CEASE AND DESIST (“ORDER”) by the FDIC and the WDFI.
     The FDIC and the WDFI considered the matter and determined that it had reason to believe that the Bank had engaged in unsafe or unsound banking practices. The FDIC and the WDFI, therefore, accepted the CONSENT AGREEMENT and issued the following:
ORDER TO CEASE AND DESIST
     IT IS HEREBY ORDERED, that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns, cease and desist from the following unsafe and unsound banking practices, as more fully set forth in the Joint FDIC and WDFI Report of Examination (“ROE”) dated October 1, 2007:
     (a) operating with management whose policies and practices are detrimental to the Bank and jeopardize the safety of its deposits;
     (b) operating with a board of directors which has failed to provide adequate supervision over and direction to the active management of the Bank;
     (c) operating with less than satisfactory capital in relation to the kind and quality of assets held by the Bank;
     (d) operating with an inadequate loan valuation reserve;
     (e) operating with a large volume of poor quality loans;
     (f) engaging in unsatisfactory lending and collection practices;
     (g) operating in such a manner as to produce operating losses;
     (h) operating in such a manner as to produce low earnings;
     (i) operating with inadequate provisions for liquidity;
     (j) operating with inadequate internal routine and controls policies;

     (k) Operating in violation of Part 323 of the FDIC’s Rules and Regulations as more fully described in the ROE;
     (l) Operating in contravention of the Statement Concerning the Responsibility of Bank Directors and Officers as more fully described in the ROE;
     (m) Operating in contravention of Part 364 Appendix A of the FDIC’s Rules and Regulations as more fully described in the ROE;
     (n) Operating in contravention of Part 365 Appendix A of the FDIC’s Rules and Regulations as more fully described in the ROE;
     (o) Operating in contravention of the Interagency Policy Statement on the Internal Audit Function and Its Outsourcing as more fully described in the ROE;
     (p) Operating in contravention of Financial Institution Letter (“FIL”) 74-94 Interagency Guidelines on Real Estate Appraisals and Evaluations as more fully described in the ROE; and
     (q) Operating in contravention of FIL-104-2006 Commercial Real Estate Lending Joint Guidance as more fully described in the ROE.
     IT IS FURTHER ORDERED, that the Bank, its institution-affiliated parties, and its successors and assigns, take affirmative action as follows:
     1. The Bank shall have and retain qualified management.
          (a) Each member of management shall have qualifications and experience commensurate with his or her duties and responsibilities at the Bank. Management shall include a chief executive officer with proven ability in managing a Bank of comparable size, and experience in upgrading a low quality loan portfolio, improving earnings, and other matters needing particular attention. Management shall also include a senior lending officer with significant appropriate lending, collection, and loan supervision experience, and experience in upgrading a low quality loan portfolio. Each member of management shall be provided appropriate written authority from the Bank’s Board of Directors (“Board”) to implement the provisions of the ORDER.
          (b) The qualifications of management shall be assessed on its ability to:
               (i) comply with the requirements of the ORDER;
               (ii) operate the Bank in a safe and sound manner; (iii) comply with applicable laws and regulations; and
               (iv) restore all aspects of the Bank to a safe and sound condition, including asset quality, management effectiveness, liquidity, earnings, and capital adequacy.
          (c) During the life of this ORDER, the Bank shall notify the Regional Director of the FDIC’s San Francisco Regional Office (“Regional Director”) and the Director of the WDFI (“Director”) in writing when it proposes to add any individual to the Bank’s Board or employs any individual as a senior executive officer. The notification must be received at least 30 days before such addition or employment is intended to become effective and should include a description of the background and experience of the individual or individuals to be added or employed.
          (d) Within 45 days from the effective date of this ORDER, the Bank’s Board shall adopt an employee compensation plan after obtaining a written independent study of compensation paid to the Bank’s executive, loan, and operations officers, and the Bank’s Board. For the purposes of this paragraph, “compensation” refers to any and all salaries, bonuses, incentive compensation, and other benefits of every kind and nature whatsoever, whether paid directly or indirectly. The compensation plan and its implementation shall be in a form and manner acceptable to the Regional Director and the Director as determined at subsequent examinations and/or visitations. At a minimum, the review shall include:
               (i) An analysis of the management and personnel structure;
               (ii) A critical analysis of each individual’s background, experience, duties and responsibilities, and an appraisal of the individual’s performance compared to the present level of compensation including incentive compensation;
               (iii) A comparison of each officer’s total compensation with compensation received by officers with similar responsibilities in similar institutions;
               (iv) A determination of whether present executive officers are capable of implementing the Bank’s Board directives and policies, operating within the constraints of laws and regulations, and operating the Bank in a prudent manner;
               (v) An analysis of staffing adequacy; and
               (vi) A review of Bank’s Board members qualifications and committee structures.
          (e) Within 60 days from the effective date of this ORDER, the Bank shall revise, adopt, and implement any bonus or incentive compensation plans for executive, loan, or operations officers to incorporate qualitative as well as profitability performance standards and shall be in a form and manner acceptable to the Regional Director and the Director.
     2. (a) Within 30 days the Bank’s Board shall increase its participation in the affairs of the Bank, assuming full responsibility for approval of sound policies and objectives and for the supervision of all of the Bank’s activities, consistent with the role and expertise commonly expected for directors of Banks of comparable size. This participation shall include meetings to be held no less frequently than monthly at which, at a minimum, the following areas shall be reviewed and approved:
               (i) Reports of income and expenses;
               (ii) New, overdue, renewed, insider, charged-off, and recovered loans;
               (iii) Progress in reducing the level of adversely classified assets;
               (iv) Progress with implementing corrective actions recommended by regulatory agencies and auditors;
               (v) Asset concentrations; and
               (vi) Liquidity levels and sources.
          (b) Bank’s Board minutes shall document these reviews and approvals, including the names of any dissenting directors.
     3. While this ORDER is outstanding, the Bank shall maintain:
          (a) A tier 1 capital to total assets leverage ratio (“Tier 1 Capital Ratio”), at least equal to or greater than, eight (8) percent; in accordance with Part 325 of the FDIC’s Rules and Regulations;
          (b) A tier 1 capital to risk-weighted assets ratio (“Tier 1 Risk-Based Capital Ratio”) at least equal to or greater than 10 percent in accordance with Appendix A of Part 325 of the FDIC’s Rules and Regulations, and
          (c) A ratio of qualifying total capital to risk-weighted assets (“Total Risk-Based Capital Ratio”) at least equal to or greater than 13 percent in accordance with Appendix A of Part 325 of the FDIC’s Rules and Regulations.

     4. While this ORDER is outstanding, the Bank shall not pay any dividends to the holding company without obtaining prior written consent from the Regional Director and the Director.
     5. (a) Within 30 days from the effective date of this ORDER, the Bank shall increase its allowance for loan and lease losses as of third quarter 2007 by $13,300,000 and thereafter maintain its allowance for loan and lease losses at an adequate level. Management will maintain an adequate allowance for loan and lease losses as determined at subsequent examinations.
          (b) Additionally, within 45 days from the effective date of this ORDER, the Bank’s Board shall develop or revise, adopt and implement a comprehensive policy for determining the adequacy of the allowance for loans and lease losses. For the purpose of this determination, the adequacy of the reserve shall be determined after the charge-off of all loans or other items classified “Loss.” The policy shall provide for a review of the allowance at least once each calendar quarter. Said review should be completed at least ten (10) days prior to the end of each quarter, in order that the findings of the Bank’s Board with respect to the loan and lease loss allowance may be properly reported in the quarterly Reports of Condition and Income. The review should focus on the results of the Bank’s internal loan review, loan loss experience, trends of delinquent and nonaccrual loans, an estimate of potential loss exposure of significant credits, concentrations of credit, and present and prospective economic conditions. A deficiency in the allowance shall be remedied in the calendar quarter it is discovered, prior to submitting the Report of Condition and Income, by a charge to current operating earnings. The minutes of the Bank’s Board meeting at which such review is undertaken shall indicate the results of the review. Upon completion of the review, the Bank shall increase and maintain its allowance for loan and lease losses consistent with the allowance for loans and lease loss policy established. Such policy and its implementation shall be satisfactory to the Regional Director and the Director.
     6. (a) Within 30 days from the effective date of this ORDER, the Bank shall eliminate from its books, by charge-off or collections, all assets classified “Loss” and one-half of the assets classified “Doubtful” in the ROE dated October 1, 2007 that have not been previously collected or charged off. Elimination of these assets through proceeds of other loans made by the Bank is not considered collection for the purpose of this paragraph.
          (b) Within 90 days from the effective date of this ORDER, the Bank shall develop a written asset disposition plan for the reduction and collection of each asset classified “Substandard” or “Doubtful” in the ROE dated October 1, 2007. The plan shall address specific steps and time-frames for the reduction and collection of each “Substandard” and “Doubtful” asset. The plan shall be acceptable to the Regional Director and Director as determined at subsequent examinations.
               (i) Obtain new appraisals or evaluations as required by Part 323 of the FDIC’s rules and regulations on properties collateralizing “Substandard” and “Doubtful” loans before determining the disposition plan for each loan;
               (ii) Inspections shall be obtained on all construction projects in-process to:
                         a) Determine the completion percentage;
                         b) Ascertain whether the projects are being constructed to original plans and specifications.
                         c) Determine whether the projects are being built to applicable building codes.

                         d) Determine the cost to complete construction to original plans and specifications and if sufficient undisbursed funds remain to complete the project to original plans and specifications.
          (c) Within 60 days from the effective date of this ORDER, the Bank shall correct all deficiencies in the loans listed for “Special Mention” in the ROE dated October 1, 2007.
     7. (a) Beginning with the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who had a loan or other extension of credit from the Bank that has been charged off or classified “Loss” and is uncollected.
          (b) Beginning with the effective date of this ORDER, the Bank shall not extend, directly or indirectly any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been classified, in whole or part, “Substandard” or “Doubtful” in the ROE dated October 1, 2007, without the prior approval of a majority of the Bank’s Board or the Loan Committee of the Bank. Before approving additional credit extensions on construction loans, management will obtain current appraisals on construction projects; determine construction progress toward completion; ensure that construction projects are being completed according to original plans, specifications, and local building codes; and obtain appropriate documentation to support the borrowers’ ability to repay the loan.
          (c) The Bank’s Board or Loan Committee shall not approve any extension of credit, or additional credit to a borrower in paragraph (b) above without first collecting in cash all interest due.

     8. Within 60 days from the effective date of this ORDER, the Bank shall revise, adopt, and implement written lending and collection policies and practices to provide effective guidance and control over the Bank’s lending function. Such policies and their implementation shall be in a form and manner acceptable to the Regional Director and the Director as determined at subsequent examinations or visitations.
          (a) The initial revisions to the Bank’s loan policy and practices, required by this paragraph, at a minimum, shall address the recommendations in the ROE dated October 1, 2007.
          (b) Establish policies and procedures for obtaining appraisals and evaluations in compliance with Part 323 of the FDIC’s Rules and Regulations and FIL 74-94 Interagency Guidelines on Real Estate Appraisals and Evaluations.
          (c) Prohibit the capitalization of interest or loan related expenses unless the Bank’s Board supports in writing and records in the minutes of the corresponding Bank’s Board meeting why an exception thereto is in the best interests of the Bank.
          (d) Require complete loan documentation for all loan originations, renewals, and extensions including establishing realistic repayment terms, and an analysis of current credit information adequate to support the outstanding or proposed indebtedness of the borrower. Such documentation shall include current financial information on borrowers and guarantors including profit and loss statements, copies of signed tax returns, cash flow projections, and rent rolls; required appraisals or evaluations; title policies; security agreements; recordings; evidence of insurance; and appropriate environmental assessments. Personal income shall be supported by verified signed tax returns or wage statements. In addition, management shall establish an accurate tickler system to ensure updated financial information and insurance is obtained as required by loan documents.
          (e) Prohibit loan repayment terms that result in negative amortization of loans.
          (f) The Bank shall obtain adequate and current documentation for all loans in the Bank’s loan portfolio.
          (g) Establish and implement adequate procedures to adequately monitor construction progress including determining percentage completion and ensuring construction is in accordance with original plans, specifications, and building codes.
          (h) Establish and implement appropriate construction loan disbursement procedures that ensure construction progress is appropriate for the amount of funds disbursed, and/or appropriate documentation is provided to support disbursements. In addition, prohibit disbursing construction loans in cash.
          (i) Require the preparation of a loan Watch List, which shall include relevant information on all loans in excess of $50,000 that are classified “Substandard” or “Doubtful” in the ROE dated October 1, 2007, and all other loans in excess of $100,000 that warrant individual review and consideration by the Bank’s Board as determined by the Loan Committee or active management. The loan Watch List shall be presented to the Bank’s Board for review at least monthly with such review noted in the minutes.
          (j) The Bank’s Board shall adopt procedures whereby loan officer compliance with the revised loan policy is monitored and responsibility for exceptions thereto assigned. Ensure that loan policy exceptions are documented in credit approval memoranda, the reason for exceptions are adequately supported, any exceptions are properly approved, and loan exception tracking reports are provided to the Bank’s Board on a monthly basis.
          (k) Develop and implement policies and procedures to ensure proper accounting for Other Real Estate Owned including obtaining appraisals in a timely manner to determine property value, ensuring the book value excludes estimated selling costs, requiring accurate documentation of capitalized improvements to properties. In addition, require monthly status update to the Bank’s Board on Other Real Estate Owned.
     9. Within 30 days from the effective date of this ORDER, establish a loan grading system and practices that ensure timely and accurate credit grading that reflects the condition of each loan.
     10. Within 30 days from the effective date of this ORDER and on a monthly basis thereafter, management will accurately report aggregate exceptions to Regulatory loan to value guidelines to the Bank’s Board.
     11. Within 30 days of adoption of the revised loan policy by the Bank’s Board and annually thereafter, all lending personnel shall acknowledge in writing that they have fully read and understood all loan policies.
     12. Within 90 days from the effective date of this ORDER, the Bank shall perform a risk segmentation analysis with respect to the Concentrations of Credit listed in the ROE dated October 1, 2007. Concentrations should be identified by product type, geographic distribution, underlying collateral or other asset groups which are considered economically related and in the aggregate represent a large portion of the Bank’s capital account. A copy of this analysis and a plan to reduce undue concentrations of credit in commercial real estate and construction lending will be provided to the Regional Director and the Director. The plan and its implementation shall be in a form and manner acceptable to the Regional Director and the Director as determined at subsequent examinations and/or visitations.
     13. Within 60 days from the effective date of this ORDER, the Bank shall adopt and implement a policy for the operation of the Bank in such a manner as to provide adequate internal routine and control policies consistent with safe and sound banking practices. Such policy shall, at a minimum, eliminate and/or correct all internal routine and control deficiencies as more fully set forth in the ROE dated October 1, 2007, and shall guarantee that the Bank will take all necessary steps to ensure future compliance with all applicable laws and regulations. Such policy and its implementation shall be satisfactory to the Regional Director and the Director as determined at subsequent examinations and/or visitations.
     14. Within 60 days from the effective date of this ORDER, the Audit Committee shall develop an internal audit program that establishes procedures to protect the integrity of the Bank’s operational and accounting systems. The program shall be in a form and manner acceptable to the Regional Director and the Director as determined at subsequent examinations and/or visitations.
     15. Within 60 days from the effective date of this ORDER, the Bank shall develop, adopt, and implement internal audit standards and policy in written form. This internal audit standards and policy shall be satisfactory to the Regional Director and the Director as determined at subsequent examinations and/or visitations.
     16. Within 60 days of the effective date of this ORDER and quarterly thereafter, the Audit Committee will assure the timely completion of audits in conjunction with an approved audit schedule. The Audit Committee shall provide sufficient internal audit department staffing to ensure timely completion of annual audit plans or, alternatively, outsource internal audits to ensure timely completion of annual audit plans.
     17. Within 60 days from the effective date of this ORDER, the Bank’s Audit Committee shall establish and implement an independent loan review and classification system. Such system shall be satisfactory to the Regional Director and the Director as determined at subsequent examinations and/or visitations. The loan review and classification system shall at a minimum provide for the following:
          (a) A loan review process independent of the loan staff;
          (b) Establish appropriate minimum frequency of loan reviews based on an assessment of loan portfolio risk and based on the risk assessment the Audit Committee shall approve an annual loan review plan;
          (c) Ensure the qualifications of loan reviewers;
          (d) Require that the loan review function reports directly to the Audit Committee;
          (e) Require that the Audit Committee establish the scope and frequency of loan reviews based on an assessment of risk by loan portfolio type, and loan portfolio growth;
          (f) Ensure that loan reviewers report directly to the Audit Committee;
          (g) Ensure accurate and timely loan grading by management;
          (h) Require that the Audit Committee monitor management’s progress in implementing recommendations made by loan reviewers and regulators.
     18. Effective immediately, the Audit Committee will track and monitor all audit, loan review, and examination findings until such time as each finding is resolved.

     19. Within 30 days from the effective date of this ORDER, the Bank’s Board shall revise, adopt and fully implement at all times during the life of this ORDER, a written liquidity and funds management policy. Such policy shall include specific provisions to provide for a minimum primary liquidity level of at least 15 percent and address specific contingency plans that detail actions to be implemented under various liquidity scenarios. The policy and its implementations shall be in a form and manner acceptable to the Regional Director and the Director as determined at subsequent examinations and/or visitations.
     20. Within 30 days from the effective date of this ORDER, management shall accurately calculate primary and secondary liquidity ratios in compliance with Bank policy. The Bank shall eliminate from the calculation of the secondary liquidity ratio any informal borrowing lines, and lines that have been terminated or suspended. In addition, the Bank shall eliminate from liquidity calculations any assets unavailable to immediately meet liquidity needs, such as assets collateralizing borrowing lines.
     21. Upon the effective date of this ORDER, the Bank shall not increase the amount of brokered deposits above the amount outstanding on that date. In addition, during the life of this ORDER, the Bank shall not solicit, retain, or rollover brokered deposits unless it has applied for and been granted a waiver of this prohibition by the FDIC in accordance with the provisions of Part 337 of the FDIC’s Rules and Regulations. For purposes of this ORDER, brokered deposits are defined as described in section 337.6(a)(1) of the FDIC Rules and Regulations to include any deposits funded by third party agents or nominees for depositors, including deposits managed by a trustee or custodian when each individual beneficial interest is entitled to or asserts a right to federal deposit insurance.

     22. Within 90 days from the effective date of this ORDER, the Bank shall eliminate and/or correct all violations of law, contraventions of statements of policy, and contraventions of FILs, which are more fully set forth in the ROE dated October 1, 2007.
     23. Within 90 days from the effective date of this ORDER, the Bank shall prepare and submit to the Regional Director and the Director a written business/strategic plan covering the overall operation of the Bank. The plan shall be in a form and manner acceptable to the Regional Director and the Director as determined at subsequent examinations and/or visitations.
     24. Within 90 days from the effective date of this ORDER, the Bank shall formulate and implement a written profit plan. This plan shall be shall be in a form and manner acceptable to the Regional Director and the Director as determined at subsequent examinations and/or visitations. The plan shall address, at a minimum, goals and strategies for improving and sustaining the earnings of the Bank, including an identification of the major areas in, and means by which, the Bank’s Board will seek to improve the Bank’s operating performance:
     25. Within 30 days of the end of the quarter following the effective date of this ORDER and within 30 days of the end of each quarter thereafter, the Bank shall furnish written progress reports to the Regional Director and the Director detailing the form and manner of any actions taken to secure compliance with this ORDER and the results thereof. Such reports may be discontinued when the corrections required by this ORDER have been accomplished and the Regional Director and the Director have released the Bank in writing from making further reports.
     26. Following the effective date of this ORDER, the Bank shall send to its shareholders or otherwise furnish a description of this ORDER in conjunction with the Bank’s next shareholder communication and also in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting. The description shall fully describe the ORDER in all material respects. The description and any accompanying communication, statement, or notice shall be sent to the FDIC, Accounting and Securities Section, Washington, D.C. 20429, at least fifteen (15) days prior to dissemination to shareholders. Any changes requested to be made by the FDIC shall be made prior to dissemination of the description, communication, notice, or statement.
     This ORDER will become effective upon its issuance by the FDIC and the WDFI. A violation of any provision of this ORDER will be deemed to be conducting business in an unsafe or unsound manner, and will subject the Bank to further regulatory enforcement action. The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provisions of this ORDER shall have been modified, terminated, suspended, or set aside by the FDIC and the WDFI.
     Pursuant to delegated authority.
     Dated at San Francisco, California, this 10th day of March, 2008.

/s/ Stan Ivie

Stan Ivie
Regional Director
Division of Supervision and Consumer Protection
San Francisco Region
Federal Deposit Insurance Corporation
     Dated at Olympia, Washington, this 10th day of March, 2008.

/s/ Brad Williamson

Brad Williamson Director of Banks
Washington Department of Financial Institutions